                              LICENSING AGREEMENT

      This Licensing Agreement (the "Agreement") is entered into between

                                     ImagicTV Inc.  (hereinafter "ImagicTV"), a
                                     Canadian corporation with its principal
                                     place of business at One Brunswick Square, Suite 1400, Saint John, New Brunswick, Canada

                                     and

                                     NBTel Inc., a Canadian corporation with its principal place of business at One Brunswick Square, Saint John, New Brunswick, Canada, (hereinafter "NBTel")

          WHEREAS ImagicTV has developed a "telco-ready" business application software ("DTV Manager System"), enabling NBTel to deliver digital television and high speed internet access to subscribers over existing copper telephone wires on a managed high speed internet protocol network to a TV with a set top box;

          AND WHEREAS ImagicTV is willing to license its delivery of its DTV Manager System to NBTel on the terms and conditions stated below;

NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.   DEFINITIONS

     1.1 "DTV Manager System" shall mean collectively the object code version of the software, the functionality of which is described in the Product Description attached as Schedule "A" hereto, as may be amended by the parties from time to time, as well as the accompanying user guides and manuals for use of the software, and all Updates thereto.

     1.2 "Data-base Software" shall mean the third party software described in Schedule "A.1" hereto, as may be amended from time to time, which is necessary for the operation of the DTV Manager System and is licensed directly by NBTel from the third party licensor, and forms part of the Designated System, but not part of the DTV Manager System.

     1.3 "Designated System" shall mean NBTel's network components, computer hardware, computer operating system, Set Top Box, Data-base Software, and program data providers which are recommended by ImagicTV and which support the operations of the DTV Manager System.

     1.4 "Effective Date" shall mean the date on which this Agreement comes into effect.

     1.5 "Intellectual Property Rights" means all intellectual property rights worldwide arising under statutory or common law, and whether or not perfected, including, without limitation, all (i) patents, patent applications and patent rights; (ii) rights associated with works of authorship including copyrights, design rights (whether or not registered or capable of registration), copyright applications, copyright registrations, mask work rights, mask work applications, mask work registrations; (iii) rights relating to the protection of trade secrets and confidential information; (iv) trademarks, logos;
          (v) any right analogous to those set forth in this definition and any other proprietary rights relating to intangible property; and (vi) divisions, continuations, renewals, re-issues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

     1.6 "Maintenance Releases" shall mean subsequent object code versions of the DTV Manager System which provide a fix or repair to the current version of the DTV Manager System being used by NBTel. These releases will be designated with a numbering system as follows: Release 1.X or Release 2.X, where "X" signifies the maintenance update to the release.

     1.7 "Major Releases" shall mean subsequent object code versions of the DTV Manager System which provide enhanced functionality to the previous most current release of the DTV Manager System. These releases will be designated with a numbering system as follows: Release 3.0, Release 4.0, Release 5.0, Release X.0, etc.

     1.8 "NBTel Activation File" shall mean the file generated by the DTV Manager System which records subscriber activation/deactivation and from which the number of Total Active Subscribers are calculated.

     1.9 "Object Code Patches" shall mean an object code change which provides a fix or repair to the release of the current version of the DTV Manager System being used by NBTel. These patches will not change the numbering designation.

     1.10 "On-Site Expenses" shall mean all subsistence and travel expenses incurred in effecting on-site services including, but not limited to technical support and maintenance, training, engineering and consulting services.

     1.11 "Program Errors" shall mean one or more reproducible deviations in the DTV Manager System from the applicable functions set forth in the Product Description.

     1.12 "Set Top Box" shall mean the hardware device units that will decode MPEG 1 or MPEG 2 audio and video that is delivered over a managed high speed Internet Protocol ("IP") network and recommended by ImagicTV as part of the Designated System. For the avoidance of doubt, the Set Top Box does not form any part of the DTV Manager System is supplied to the Subscriber under an independent contract with NBTel.

     1.13 "Subscriber" shall mean an end user customer of NBTel located within the Territory who is bound by the Minimum Terms and Conditions set out in Schedule "B" hereto.

     1.14 "Territory" shall mean the Province of New Brunswick.

     1.15 "Total Active Subscribers" shall mean the net number of activated Subscribers for each Quarter as calculated by the number of total active Subscribers at the beginning of a Quarter plus the number of newly activated Subscribers during that Quarter less the number of deactivated Subscribers during that Quarter.

     1.16 "Updates" shall mean collectively Major Releases, Maintenance Releases, and Object Code Patches.

2.   LICENSE GRANT

     2.1  Grant of License -- DTV Manager System

          Subject to the terms and conditions of this Agreement and in consideration of the fees specified in Schedule "D" ("Fees and Payments"), ImagicTV hereby grants to NBTel a nonexclusive, nonassignable perpetual license in the Territory to use the DTV Manager System as follows:

          (i) to copy for archival or backup purposes; no other copies shall be made without ImagicTV's prior written consent. All title, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the

               DTV Manager System are subject to the terms of this Agreement;
               and

          (ii) to copy, install, store, communicate, transmit, and use the DTV Manager System solely for the following purposes:

               (a) to market and demonstrate the DTV Manager System in conjunction with the Designated System and its own services to potential Subscribers;

               (b) to grant access to the DTV Manager System in conjunction with the Designated System and its own services solely to Subscribers, and;

               (c)  to provide technical support services to Subscribers

     2.2  Beta License

          ImagicTV may, at its discretion, deliver to NBTel experimental versions of the DTV Manager System in the form of beta or pre-release versions ("Betas") subject to the following terms:

          (i) Subject to all restrictions set forth in this Agreement, ImagicTV grants solely to NBTel a limited, non-exclusive and non-transferable license to use the Betas solely at the address set forth above and only for the purpose of evaluating and testing such Betas. Except as expressly set forth herein, the license granted to NBTel in this Section 2.3 ("Beta License") shall not be for any other purpose, and any other use by NBTel shall constitute a material breach of this Agreement.

          (ii) NBTel will supply ImagicTV with an evaluation report every two
               (2) weeks, with the first evaluation report due two (2) weeks after ImagicTV delivers the applicable Beta (collectively, the "Evaluation Reports"). The Evaluation Reports shall set forth in reasonable detail the tests performed, the results of those tests, problems or deficiencies encountered in the testing process, suggested solutions to the problems and recommended action for modification of the Betas based on NBTel's test results. The Evaluation Reports shall be delivered via electronic mail to the following email address: customerservices@imagictv.com or as otherwise agreed to by the
               -----------------------------
               parties.

          (iii) NBTel shall cease using and destroy all copies of any Betas provided hereunder upon the earlier of (a) ImagicTV's delivery of the production version of such software; (b) ImagicTV's written notice to NBTel; (c) any date mutually agreed upon in writing by the parties, and (d) termination of this Agreement.

     2.3  Enforcement

          NBTel shall use best efforts to protect the Intellectual Property Rights of ImagicTV in the DTV Manager System. NBTel will cooperate with ImagicTV in any legal action to prevent or stop unauthorized use, reproduction or distribution of the DTV Manager System and NBTel shall fully indemnify ImagicTV in respect of any loss or damage suffered by ImagicTV as a result of any of its Subscribers infringing the Intellectual Property Rights of ImagicTV or of its licensors.

     2.4  Title

          ImagicTV shall retain all Intellectual Property Rights in the DTV Manager System and the Betas and any modifications or translations thereof. NBTel does not acquire any rights in the DTV Manager System or the Betas other than those specified in this Agreement.

     2.5  Limitations on Use

          NBTel shall not use or duplicate the DTV Manager System or the Betas for any purpose other than as specified in this Agreement or make the DTV Manager System or the Betas available to unauthorized third parties. NBTel shall not, and shall prevent others from, reverse engineering, disassembling, decompiling, copying, translating, modifying, creating derivative works, encumbering, or otherwise using the DTV Manager System or the Betas except as specifically authorized pursuant to this Agreement.

     2.6  Third Party License Restrictions

          All licenses granted by ImagicTV under this Agreement are subject to compliance by NBTel with any applicable third party license restrictions, and receipt by ImagicTV of any required consents with respect to the third party code. A current list of third party license restrictions is set forth on Schedule "E" hereto.

          ImagicTV reserves the right to substitute any third party software in the DTV Manager System so long as the new third party software does not materially affect the functionality of the DTV Manager System.

     2.7  Delivery of Master Copies

          ImagicTV shall deliver to NBTel's address following execution of this Agreement, a master copy of the DTV Manager System. The delivery will follow NBTel's acceptance procedure.

     2.7  Systems Dependency

          System dependency for the operation of the DTV Manager System includes a Set Top Box and a server, which are necessary components of the Designated System.

3.   MARKETING

     3.1  Publicity

          ImagicTV and NBTel shall cooperate with each other so that each party may issue a public announcement concerning this Agreement within thirty (30) days following the Effective Date of this Agreement provided that both parties approve any such public announcement in writing prior to its release. Such public announcement may include a quote attributable to an executive officer of each party.

     3.2  Marketing Efforts

          Each party may mutually agree from time to time to feature the DTV Manager System and references to each other's product at trade shows, marketing and promotional materials, websites and other prospective NBTel materials. All use by one party of the other party's trademarks, logos, or service marks shall be in accordance with each party's usage guidelines in effect at the time. ImagicTV and NBTel shall mutually agree on all joint marketing efforts related to the DTV Manager System.

     3.3  Marketing Practices

          In marketing the DTV Manager System, NBTel shall:

          1. Not engage in any deceptive, misleading, illegal, or unethical practices that may be detrimental to ImagicTV or the DTV Manager System;

          2. Not make any representations, warranties, or guarantees concerning the DTV Manager System that are inconsistent with or in addition to those made in this Agreement or by ImagicTV; and

          3. Comply with all applicable federal, state/provincial, and local laws and regulations in performing its duties with respect to the DTV Manager System.

4.   MAINTENANCE AND SUPPORT SERVICES

     4.1  Major Releases

          NBTel will receive Major Releases and related documentation for the first twelve months following the Effective Date, and thereafter, upon payment of the Maintenance Fees prescribed in paragraph "C" of Schedule "D" hereto. Updates shall be kept current unless provided otherwise herein.

          The installation of the initial version of the DTV Manager System and each installation of Updates is to be done by NBTel. ImagicTV will support such installations.

     4.2  Technical Support Services

          NBTel will receive Technical Support Services (which includes Maintenance Releases and Object Code Patches) for the first twelve months following the Effective Date, and thereafter, upon payment of the Maintenance Fees prescribed in paragraph "2" of Schedule "D" hereto in accordance with the terms and conditions in effect, the current version of which is set forth in Schedule "C", and subject to availability of the appropriate ImagicTV personnel.

          ImagicTV shall not be responsible for providing any technical support directly to Subscribers.

     4.3  Training Services

          NBTel will receive training services for its employees for Release 1.0, Release 2.0, and Release 3.0 of the DTV Manager System, subject to ImagicTV's terms and conditions in effect at the time and subject to availability of the appropriate ImagicTV personnel. For any training services to be provided by ImagicTV at any location other than ImagicTV facilities, NBTel shall reimburse ImagicTV for all On-Site Expenses.

          For Release 4.0 of the DTV Manager System, and subsequent releases, ImagicTV will provide training services to NBTel's employees at ImagicTV's then-current standard rates, subject to ImagicTV's terms and conditions in effect at the time and subject to availability of the appropriate ImagicTV personnel. For any training services to be provided by ImagicTV at any location other than ImagicTV facilities, NBTel shall reimburse ImagicTV for all On-Site Expenses.

     4.4  Consulting Services

          ImagicTV will provide consulting services to NBTel's employees at ImagicTV's then-current standard rates, subject to ImagicTV's terms and conditions in effect when ordered by NBTel and subject to availability of the appropriate ImagicTV personnel. For any consulting services to be provided by ImagicTV at any location other than ImagicTV facilities, NBTel shall reimburse ImagicTV for all On-Site Expenses

5.   FEES AND PAYMENTS

     5.1  Generally

          In consideration of the rights granted by ImagicTV to NBTel under this Agreement, NBTel shall pay to ImagicTV the non-cancelable, non-refundable fees, as set forth in Schedule "D" hereto.

          NBTel shall not be relieved of its obligation to pay fees owed to ImagicTV by the nonpayment of any fees by Subscribers. The parties acknowledge and agree that NBTel is free to determine unilaterally its own fees to its Subscribers.

          For the avoidance of doubt, all license and related fees for the Data-base Software are paid for by NBTel directly to the third party Data-base Software licensor and are not included in the DTV Manager fees set out in Schedule "D" of this Agreement.

     5.2  General Payment Terms

          Except as otherwise provided herein, all fees, royalties and any applicable taxes shall be due and payable within thirty (30) days from the invoice date. Fees and royalties owing by NBTel shall not be subject to set off for any claims against ImagicTV. Except as otherwise specifically provided in this Agreement, all payments shall be made by cheque in Canadian currency payable to ImagicTV Inc. Any amounts payable by NBTel hereunder which remains unpaid after the due date shall be subject to a late charge equal to the lower of (i) 1.25% or (ii) the maximum rate allowed by law, per month from the due date until such amount is paid. All invoices shall be sent to NBTel at the address stated above.

     5.3  Taxes

          The fees and charges levied by ImagicTV to NBTel are net of any taxes. If ImagicTV is at any time required to charge any sales, use, value added or other taxes (other than income taxes) based on the fees or charges levied hereunder, such taxes shall be billed to and paid by NBTel.

6.   RECORDS

     6.1  Remote Access

          NBTel shall provide to ImagicTV remote access by modem to its NBTel Activation File for the purpose of allowing ImagicTV access to NBTel's Subscriber data and to allow ImagicTV to determine the number of Total Active Subscribers for the purpose of preparing the Quarterly Subscriber Report as defined herein.

     6.2  Reports

          ImagicTV shall send to NBTel a quarterly report detailing (a) the number of new Subscribers; (b) the number of Total Active Subscribers; and (c) the total fees due according to the types of fees set out in Schedule "D" (the "Quarterly Subscriber Report").

          At the time ImagicTV provides this report, it shall also provide its invoice for that particular quarter and NBTel shall pay all fees due under such Quarterly Subscriber Report in accordance with the payment terms set out in Clause 5 herein.

     6.3  Records Inspection

          Each party shall maintain adequate books and records in connection with activity under this Agreement. Such records shall include, without limitation, information contained in and related to the Quarterly Reports. Each party may audit the relevant books and records of the other party. Any such audit shall be conducted during regular business hours at the audited party's offices and shall not interfere unreasonably with the audited party's normal business activities.

     6.4  Notice of Claim

          NBTel will notify ImagicTV promptly in writing of: (a) any claim or proceeding involving the DTV Manager System that comes to its attention; and (b) any material change in the management or control of NBTel such as bankruptcy, acquisition, merger, or sale of all or substantially all of NBTel's assets.

7.   TERM AND TERMINATION

     7.1  Term

          This Agreement shall commence on the Effective Date and shall continue until terminated pursuant to clause 7.2 herein.

     7.2  Termination

          (a) Without prejudice to any right or remedy either party may have against the other for breach or non-performance of the Agreement either party shall have the right to summarily terminate this Agreement, by notice in writing to the other party, if the other has committed a material breach of this Agreement providing (if the breach is incapable of remedy), that the party in breach has been advised in writing of the breach and has not rectified the breach in within twenty eight (28) days of receipt of such advice.

          (b) Each party may summarily terminate this Agreement by notice in writing to the other if it becomes insolvent, or admits in writing its insolvency or inability to pay its debts, or makes an assignment for the benefit of its creditors, or makes an arrangement or composition with its creditors, or goes or is put into liquidation, or is wound up, or if a receiver is appointed over any part of that party's property.

          (c) ImagicTV may summarily terminate this Agreement, by providing 60 days written notice to NBTel, should NBTel fail to make any payment required by this Agreement on (or before) its due date.

     7.3  Effect of Termination

          The termination of this Agreement shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve NBTel's obligation to pay all fees that are owed by NBTel up and including the effective date of termination of this Agreement.

          For the avoidance of doubt, all rights to use the DTV Manager System will cease on termination and ImagicTV will have the right to deactivate the DTV Manager System.

     7.4  Survival

          The parties' rights and obligations under Section 2.6 ("Limitations on Use"), and Section 5 ("Fees and Payments") with respect to any fees that are owed by NBTel as of the date of termination or expiration of this Agreement, 6 ("Records"), 7 ("Term and Termination"), 8 ("Intellectual Property Rights"), 9 ("Indemnification and Warranties"), and 10 ("General Terms") shall survive termination of this Agreement.

8.   INTELLECTUAL PROPERTY RIGHTS

     8.1  General

          ImagicTV retains all ownership and Intellectual Property Rights to the DTV Manager System, Betas, the ImagicTV Technical Support policies and documents, the ImagicTV business model, and all other ImagicTV-labeled marketing and technical collateral related to the ImagicTV products and services. NBTel retains all ownership and rights to its software and its independently developed intellectual property. NBTel also retains all ownership and rights to NBTel's Logos, and all other NBTel labeled marketing and technical collateral.

          NBTel shall have no ownership interest in and, other than the license specified in this Agreement, shall acquire no rights in the DTV Manager System or the Betas and NBTel shall hold these items in trust for ImagicTV

     8.2  Copyrights

          The DTV Manager System and Betas are copyrighted by ImagicTV. NBTel shall be required to (i) retain all ImagicTV copyright notices on the DTV Manager System and Betas used by NBTel under the licenses granted hereunder, and (ii) comply with all third party licensor restrictions, a current list of which is set forth on Schedule "E" hereto. NBTel shall be required to include a reproduction of ImagicTV's copyright notice on all copies of the DTV Manager System and Betas deployed by NBTel in whatever form.

          Notwithstanding any copyright notice by NBTel to the contrary, the copyright to the DTV Manager System and Betas shall remain in ImagicTV.

     8.3  Logos

          Each party may mutually agree to use each other's logos in its marketing and promotional materials with prior written consent and under terms and conditions as agreed in each instance.

9.   INDEMNFICATION AND WARRANTIES

     9.1  ImagicTV Indemnification

          ImagicTV will defend and indemnify NBTel against a claim that the DTV Manager System infringes a U.S. or Canadian copyright, provided that:
          (a) NBTel notifies ImagicTV in writing within thirty (30) days of the claim; (b) ImagicTV has sole control of the defense and all related settlement negotiations; and (c) NBTel provides ImagicTV with the assistance, information and authority necessary to perform ImagicTV's obligations under this Section. Reasonable out-of-pocket expenses incurred by NBTel in providing such assistance will be reimbursed by ImagicTV.

          ImagicTV shall have no liability for any claim of infringement based on (i) use of a superseded or altered release of the DTV Manager System if the infringement would have been avoided by the use of a current unaltered release of the DTV Manager System which ImagicTV provides to NBTel; (ii) the DTV Manager System in combination with software, hardware or other materials other than those provided for according to this Agreement, if such infringement would have been avoided by the use of the DTV Manager System without such software, hardware or other materials; or (iii) related to the Betas in any way.

          In the event that the DTV Manager System is held or is believed by ImagicTV to infringe, ImagicTV shall have the option, at its expense, to (i) modify the DTV Manager System to be noninfringing; or (ii) obtain for NBTel a license to continue using the DTV Manager System.

          This Section states ImagicTV's entire liability and NBTel's exclusive remedy for infringement.

     9.2  NBTel Indemnification

          NBTel will defend and indemnify ImagicTV against (a) all claims and damages to ImagicTV arising from any use by NBTel, and/or Subscribers of any product or service not provided by ImagicTV but used in combination with the DTV Manager System if such claim would have been avoided by the exclusive use of the DTV Manager System; and (b) all claims and damages to ImagicTV caused by a Subscriber's breach of any of the applicable provisions of the Minimum Terms and Conditions set out in Schedule "B"; provided that (i) ImagicTV notifies NBTel in writing within thirty (30) days of the claim; (ii) NBTel has sole control of the defense and all related settlement negotiations; and
          (iii) ImagicTV provides NBTel with the assistance, information and authority necessary to perform NBTel's obligations under this Section. Reasonable out-of-pocket expenses incurred by ImagicTV in providing such assistance will be reimbursed by NBTel.

     9.3  Warranties and Disclaimers

          A.   DTV Manager System

               ImagicTV warrants for a period of ninety (90) days from the installation date of the DTV Manager System on NBTel's server, that the unmodified DTV Manager System will perform the functions substantially as described in the Product Description when operated as described therein.

          B.   Media Warranty

               ImagicTV warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for ninety (90) days from the Effective Date.

          C.   Disclaimers

               THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

               IMAGICTV DOES NOT WARRANT THAT THE DTV MANAGER SYSTEM WILL OPERATE IN COMBINATIONS OTHER THAN AS SPECIFIED IN THE PRODUCT DESCRIPTION OR THAT THE OPERATION OF THE DTV MANAGER SYSTEM WILL BE UNINTERRUPTED OR ERROR-FREE. THE BETAS ARE PROVIDED "AS IS."

               NBTel shall not make any warranty on ImagicTV's behalf.

     9.4  Exclusive Remedies

          For any breach of the warranties contained in Section 9.3 ("Warranties and Disclaimers"), NBTel's exclusive remedy, and ImagicTV's entire liability, shall be:

          1.   For the DTV Manager System
               Correction of Program Errors that cause breach of the warranty.

          2.   For Media
               The replacement of defective media returned within ninety (90) days of the Effective Date.

     9.5  Limitation Of Liability

          IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IMAGICTV'S CUMULATIVE LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNT OF THE LICENSE FEE AS DEFINED HEREIN.

          The provisions of this Agreement allocate the risks between ImagicTV and NBTel. ImagicTV's pricing reflects this allocation and the limitation of liability specified herein.

     9.6  Milennium Compliance Warranty

          ImagicTV warrants that the DTV Manager System, and all Major Releases and Maintenance Releases, will meet the "Year 2000 Conformity" standards as set out in the document published with reference number DISC PD2000-1 by the part of the British Standards Institution called DISC entitled "A Definition of Year 2000 Conformity Requirements" including the Amplification of the Definition and Rules set out in the same document as attached hereto as Schedule "G".

10.  GENERAL TERMS

     10.1 Nondisclosure

           The parties agree that all disclosures of Confidential Information shall be governed by the terms of the Mutual Non-Disclosure Agreement executed by the parties on April 11th, 1998 and attached hereto as Schedule "F", modified only to the extent necessary to be in accordance with the terms of this Agreement.

     10.2  Relationship between Parties

           The legal relationship between ImagicTV and NBTel is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other, nor to represent the other as agent, employee, franchisee, or in any other capacity.

     10.3  Assignment

           Neither party shall have the right to assign its rights under this Agreement, whether expressly or by operation of law, without the written consent of the other party. This Agreement and the obligations hereunder shall be binding on any successors and permitted assigns.

     10.4  Force Majeure

           Neither party shall be liable to the other for failure or delay in the performance of a required obligation, other than payment of money, if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of 180 days.

     10.5  Notice

           All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when deposited in first class mail to the address of the applicable party listed above. To expedite order processing, NBTel agrees that ImagicTV may treat documents faxed by NBTel to ImagicTV as original documents; nevertheless, either party may require the other to exchange original signed documents.

     10.6  Severability, Waiver

           In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

     10.7  Export

           NBTel agrees to comply fully with all relevant export laws and regulations of the Province of New Brunswick and any other applicable jurisdiction, as promulgated from time to time ("Export Laws") to assure that neither the DTV Manager System, nor any direct product thereof, are (a) exported, directly or indirectly, in violation of Export Laws; or (b) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

     10.8  Territory

           NBTel may not expand the Territory without the written consent of ImagicTV.

     10.9  Governing Law

           This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the substantive and procedural laws of the Province of New Brunswick without regard to the conflicts of laws provisions thereof and shall be deemed to be executed in Saint John, New Brunswick. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in the Court of Queen's Bench in the City of Saint John, County of Saint John, Province of New Brunswick. ImagicTV and NBTel agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

     10.10 Escalation/Arbitration

           In the event a dispute arises between the parties which cannot, through good faith efforts be resolved, the parties agree to submit such dispute to binding arbitration. All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrator may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to the other party and shall afford such other party a reasonable opportunity to protect its interests. Nothing herein shall limit either party from seeking injunctive relief or other equitable remedy from any competent court at any time.

     10.11 Entire Agreement

           This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by an authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

           The Schedules attached hereto form part of this Agreement. To the extent that there are any conflicts, the specific terms of the Schedules shall supercede the general terms of this Agreement.

           DATED this ____ day of ____________, 1999.

"NBTel"                          )        "ImagicTV"
                                 )
NBTel Inc.                       )        ImagicTV Inc.
                                 )
By:___________________________   )        By:___________________________
                                 )
Name:_________________________   )        Name:_________________________
                                 )
Title:________________________   )        Title:________________________

                                  Schedule A
                                  ----------
                                 (Release 1.0)

Product Description Addendum

           All terms in the Agreement are applicable and any capitalized terms that are not defined herein have the same meaning as in the Agreement. The acronyms and symbols used in this addendum and not defined in the Agreement are defined as follows:

1.   Definitions

     1.1 "EPG" shall mean the interactive Electronic Program Guide developed by ImagicTV and accessed by the Subscriber through the Set Top Box which contains days of channel line up information.

     1.2 "MPEG" shall mean the Moving Pictures Expert Group 1 and/or Moving Pictures Expert Group 2.

2.   Services Supported by the DTV Manager System

     The ImagicTV DTV Manager System software will offer the essential services necessary to support MPEG IP multicast video services over NBTel's internet protocol infrastructure. These services include processes that will run on NBTel's servers and the Set Top Boxes. The client side services involve the deployment of Set Top Boxes, which are MPEG capable, IP multicast ready and directly connected to the network, and a basic EPG. The backend has the capability to retrieve EPO data, as well as multicast data and software to the Set Top Box. Administration features include the ability to register Subscribers.

3.   Subscriber Viewing and Client Features

     3.1   EPG

           The client features operating on the Set Top Box will allow the Subscriber to use the EPG, which contains up to seven (7) days worth of channel line-up information presented in a grid format. The EPG is refreshed automatically when new program data is created on the server. The EPG is automatically redrawn on the half-hour.

           The DTV Manager System Software enables automated import of EPG data. It is the responsibility of NBTel to acquire such EPG data and deliver this data to the DTV Manager System in the format specified by ImagicTV.

     3.2   Channel Changing

           The Subscriber will be able to change channels by "scrolling" through the channel lineup using the (Channel Up) and (Channel Down) or by directly inputting the channel number on the remote control. The Subscriber may also access channels from the EPG. The Set Top Box tunes into the channels by joining and leaving IP multicast addresses. Channel content may include television broadcast video, audio or Internet "web" content.

     3.3   Program Information Overlays

           An information overlay will appear briefly when changing channels. This information contains the program description for the channel currently selected as contained in the EPG data. The DTV Manager System enables presentation in two different formats; brief and detailed. Pressing the <Info> key on the remote control accesses the detailed program information overlay.

     3.4   Integrated Access to Multimedia Content

           The DTV Manager System Software brings together a variety of media types in a seamless fashion allowing Subscribers to effortlessly move between television broadcast video, audio and Internet "web" content.

     3.5   Updating Data and Software on the Set Top Box

           Set Top Box core software and EPG related data is automatically updated from the server during the power up process or when the Set Top Box detects changes to the software and data.

4.   Powers Up Premises Equipment

     When a new Set Top Box is connected to the DTV Manager System and turned on for the first time, the Set Top Box automatically registers itself with the DTV Manager System server. If the Subscriber's account information has already been established through "Registers Subscriber" feature, the Set Top Box will receive the necessary software and data to allow it to begin viewing the appropriate TV audio and video channels.

5.   Registers Subscriber

     The DTV Manager System provides basic Subscriber provisioning of accounts, subscribers, and activated Set Top Boxes. This feature would normally be used by

     NBTel's service administrators and must be used to enable the "Powers Up Premises Equipment" feature to operate.

6.   Operations Features

     6.1   Create Application Events

           Certain system events and Subscriber activities on the Set Top Box will be captured and forwarded to NBTel's server. On the server, similar administrative user and system events will be captured, stored and available for manual retrieval and analysis by NBTel.

     6.2   Internet Web Access

           The Subscriber has the ability to "surf" the World Wide Web through the Set Top Box (via the Set Top Box browser) and its remote control, or with a keyboard selected by NBTel, if this option is provided by NBTel and incorporated as part of the Designated System.

     6.3   Web Email Access

           The Subscriber has the ability to send and receive electronic mail (email) through the Set Top Box using a Web-based email product if NBTel licenses a web-based e-mail product from any third party and includes it as part of the Designated System.

                                 Schedule "B"
                                 -----------

Minimum Terms and Conditions for Sublicense Agreement

In addition to the terms and conditions set forth in the Agreement, NBTel shall include with the supply of each Set Top Box to a Subscriber a sublicense agreement, which contains, at a minimum, contractual provisions that:

1) Prohibit title to the DTV Manager System from passing to the Subscriber or any other party;
2) Disclaim, to the extent permitted by applicable law, any liability of ImagicTV, or its licensors for any damages, whether direct, indirect, incidental or consequential, arising from the use of the DTV Manager System;
3) Prohibit the reverse engineering, disassembly or decompilation of the DTV Manager System, by either the Subscriber or any other party;
4) Specify ImagicTV as a third party beneficiary of each Sublicense Agreement to the extent that its interest applies.

                                 Schedule "C"
                                 -----------

                          TECHNICAL SUPPORT SERVICES
                              DTV MANAGER SYSTEM

          The following sets out the terms under which ImagicTV will provide Technical Support services to NBTel. Any capitalized terms that are not defined herein have the same meaning as in the Agreement and, for the avoidance of doubt, all terms in the Agreement are applicable and to the extent that there is any conflict, the terms of this schedule shall supercede any terms of the Agreement.

1.   Technical Liaisons

     NBTel shall designate five of its employees and a sixth alternate employee, to act as the primary technical liaisons responsible for all communications with ImagicTV's Technical Support representatives ("Technical Liasons"). Technical Liasons will have suflicient technical expertise, training and/or experience (as from time to time defined by ImagicTV and acquired at NBTel's expense) to diagnose and resolve system software malfunctions with direction by ImagicTV.

     Within one week from the Effective Date, NBTel will provide ImagicTV with written notification of the identity of the Technical Liasons and their address for notice, including fax, direct telephone line, and e-mail.

2.   Remote Access

     NBTel shall grant to ImagicTV remote dial-in access to NBTel's systems ("Remote Access"). NBTel will make all reasonable efforts to facilitate Remote Access and shall provide an appropriate gateway for ImagicTV to gain Remote Access. All outbound telecommunications charges related to the outbound services which are incurred by either ImagicTV or NBTel shall be the responsibility of NBTel.

     In the event that NBTel does not grant Remote Access to ImagicTV, or does not facilitate Remote Access, and, as a consequence, ImagicTV is required to effect on-site inspections and maintenance of NBTel's systems, additional fees will be payable, as set out in Schedule "D" of this Agreement.

3.   On-Site Access

     The Customer must provide ImagicTV support personnel with reasonable and safe access to NBTel's systems; adequate working space and facilities at the installation site necessary to service systems; and cooperating and facilitating support services.

4.   NBTel Responsibilities

     4.1 NBTel shall use the DTV Manager System in accordance with the terms of the Agreement;

     4.2 NBTel is responsible for ensuring that only properly trained employees operate or use the DTV Manager System in accordance with the terms of this Agreement;

     4.3 NBTel shall maintain a site activity log which shall be made readily accessable to ImagicTV support personnel who are undertaking on-site support;

           NBTel is solely responsible for carrying out all necessary back-up procedures for its own benefit to ensure that data integrity can be maintained in the event of loss of data for any reason and ImagicTV shall not be liable under any circumstances for any losses arising from lost or corrupted data, files or programs;

     4.5 NBTel is responsible for controlling the environmental conditions of the Designated System and site in accordance with any environmental operating ranges specified by ImagicTV or other manufacturer;

     4.6 NBTel is responsible for regularly performing the various routine and preventative maintenance operations described in any applicable user guides or as advised by ImagicTV.

     4.7 NBTel shall be responsible to operate on the current or most recent previous release of the DTV Manager System.

5.   Technical Support

     NBTel will receive the following support services from ImagicTV:

     5.1   7 x 24 Telephone and e-mail Assistance:

           Unlimited telephone (toll-free if available) and e-mail assistance for the DTV Manager System is available 24 hours per day, 7 days per week, including holidays.

     5.2 SITE ACTIVITY LOG: On-site service performed will be recorded in a site activity log.

     5.3 REMOTE DIAL-IN ACCESS: Remote examination and diagnosis of systems through NBTel provided gateway.

     5.4 PATCHES AND MAINTENANCE RELEASES: Unless otherwise specified by ImagicTV, NBTel will receive Object Code Patches and Maintenance Releases for the DTV Manager System.

6.   Classification

     NBTel will classify Program Errors according to the following fault diagnosis guidelines:

--------------------------------------------------------------------------------
Priority     Program Error Description                 Initial Response Time (by
                                                       Remote Access)
--------------------------------------------------------------------------------
Critical     Production system is down and NBTel is    Thirty minutes
             unable to do production work.
--------------------------------------------------------------------------------
Major        A major function and/or component is      Two hours
             either unusable or degraded.  No work
             around is available but NBTel is able
             to do some production work.
--------------------------------------------------------------------------------
Minor        A minor function and/or component is      Within 1 Week
             either unusable or degraded and a work
             around is available.
--------------------------------------------------------------------------------
Enhancement  Enhancement requests for new              Ongoing
Request      functionality and features
--------------------------------------------------------------------------------

7.   Notice of Fault Diagnosis

     Prior to requesting support from ImagicTV, NBTel must comply with all published operating and troubleshooting procedures for the DTV Manager System.

     The Technical Liaison will identify and classify Program Errors and provide ImagicTV with notice of the Program Error identity and classification (electronically or otherwise). ImagicTV will respond to the Notice in accordance with the appropriate Response Time.

8.   Rectification

     Confirmation of fault classification and diagnosis, and rectification of Program Errors will be carried out remotely from ImagicTV's site. If it is necessary to carry out the support services at NBTel's site, NBTel shall be fully responsible to pay all On-Site Expenses and all of these amounts shall be payable to ImagicTV immediately upon receipt of an invoice for same;

--------------------------------------------------------------------------------
Priority     Rectification Efforts & Relief Provided     Permanent Fix
--------------------------------------------------------------------------------
Critical     ImagicTV will work continuously to          Install an Immediate
             generate a fix by providing either a        Patch until the next
             reasonable workaround, an object code       available release.
             patch, or, at minimum a specification
             plan detailing how ImagicTV will address
             the problem together with an estimate of
             the length of time for rectification.
--------------------------------------------------------------------------------
Major        ImagicTV will use commercially reasonable   Install an Immediate
             efforts to provide either a reasonable      Patch until the next
             workaround, an object code patch, or, at    available release.
             minimum a specification plan detailing
             how ImagicTV will address the problem
             together with an estimate of the length
             of time for rectification.
--------------------------------------------------------------------------------
Minor        ImagicTV will determine what action, it     Next Object Code
             proposes to take, based on, among other     Patch or
             things, the importance of the problem to    Maintenance
             NBTel, and the likely general benefit of    Release
             any solution.
--------------------------------------------------------------------------------
Enhancement  Ongoing discussions of the application      Possible future release
Request      for DTV Manager System.
--------------------------------------------------------------------------------

9.   Exclusions

     ImagicTV is not obliged to support the DTV Manager System if Program Errors are due to use of the DTV Manager System outside the scope of the Agreement or for any reason external to the DTV Manager System including, but not limited to, failure or fluctuation of electrical supplies, hardware failures, accidents, or natural disasters.

     ImagicTV is not obliged to support the DTV Manager System if NBTel is not using the versions of the operating systems software as specified by ImagicTV from time to time, or if NBTel fails to maintain the DTV Manager System at ImagicTV's current release, or the most recent previous release, unless specifically agreed to in advance by ImagicTV.

     Technical Support services do not include support in respect of defects or errors resulting from any modifications or enhancements to the DTV Manager System either not made by ImagicTV or made without ImagicTV's prior written consent, or resulting from incorrect use of the DTV Manager System.

10.  Additional Fees

     ImagicTV reserves the right to charge NBTel additional fees at its then-current standard rates for services performed in connection with reported Program Errors which are later determined to have been due to a cause as set out in the Exclusions clause above.

11.  Disclaimer of Warranty and Limitation of Liability

     ImagicTV will use its reasonable endeavours to provide Technical Support services promptly within the guidelines set out above in Paragraphs 6, 7, 8 and 9, but no warranty is given in respect of any times for response or rectification by ImagicTV and time will not be of the essence.

     ImagicTV is not liable for any delay arising from any industrial dispute or any cause outside its reasonable control and the Response Time will be subject to reasonable extension in the event of such delay.

     ImagicTV will not be responsible to assist NBTel in achieving any results from the DTV Manager System which are not set out in the Product Description, however, as such services are outside the scope of this Agreement and will, at NBTel's request and at ImagicTV's option, be provided at ImagicTV's then current rates for such services.

     Provision of Technical Support services does not imply any guarantee that ImagicTV will be successful in rectifying Program Errors and ImagicTV will not be liable for any damages arising out of contract, or tort, including direct, indirect, special and consequential damages.

12.  Term

     Technical Support Services will commence upon the Effective Date for a period of twelve months and thereafter upon payment of the Maintenance Fees as set out in Schedule "D".

13.  Termination

     ImagicTV reserves the right to terminate Technical Support at any time without refunding any sums paid by NBTel:

     a) If any attempt is made, other than by ImagicTV or without ImagicTV's prior written consent, to enhance, develop, vary, rectify, program or otherwise alter the DTV Manager System, or

     b) If NBTel has failed to pay ImagicTV in accordance with the provisions of this Agreement, or

     c) Where, in the reasonable opinion of ImagicTV, NBTel's system does not meet the minimum requirements of the Designated System, or

     d) Where, the Designated System requires maintenance in order to facilitate the proper functioning and performance of the DTV Manager System.

                                 Schedule "D"
                                 -----------

                               Fees and Payments

1.   License Fees

     NBTel shall pay the Initial License Fee and the Subscriber-based License Fee (the "License Fees") as follows:

          A.   Initial License Fee.

          In consideration for the grant of License of the DTV Manager System, NBTel shall pay to ImagicTV a non-refundable, non-cancelable fee in the amount of $500,000 (the "Initial License Fee") upon execution of this Agreement payable to ImagicTV as follows:

          (a) 50% of the Initial License Fee due on the earlier of the completion of the installation of Release 1.0 of the DTV Manager System or March 31st, 1999; and

          (b) 50% of the Initial License Fee due on the earlier of the completion of the installation of Release 2.0 of the DTV Manager System or December 31st, 1999.

          B.   Subscriber-based License Fees.

          NBTel shall pay to ImagicTV subscription fees in accordance with the schedule set out below ("Subscriber-based License Fees"). Subscriber-based License Fees are a one time charge invoiced as part of the Quarterly Subscriber Report and will commence the earlier of the date on which NBTel charges its Subscribers for the NBTel service, or on December 31st, 1999.

          -------------------------------------------------------------------
          Total Active Subscribers                One-Time Fee Per Subscriber
          -------------------------------------------------------------------
          1-4000                                  $150.00
          -------------------------------------------------------------------
          4001-8000                               $135.00
          -------------------------------------------------------------------
          8001-20,000                             $120.00
          -------------------------------------------------------------------
          20,001-50,000                           $105.00
          -------------------------------------------------------------------
          50,001 - 100,000                        $ 90.00
          -------------------------------------------------------------------
          100,001+                                $ 80.00
          -------------------------------------------------------------------

2.   Maintenance Fees

     Payment of an annual Maintenance Fee due one year after the Effective Date (and thereafter on an annual basis) representing 20% of the License Fees will entitle

     NBTel to receive Major Releases and Technical Support Services (which includes Maintenance Releases and Object Code Patches).

3.   Consulting Fees

     Consulting Services can be provided by ImagicTV to NBTel at ImagicTV's then-current fees in effect at the time.

4.   Training Fees

     Training Services can be provided by ImagicTV to NBTel at ImagicTV's then-current fees in effect at the time.

                                 Schedule "E"
                                 -----------

Third Party License Restrictions

The following third party restrictions apply to the extent that the DTV Manager System incorporates any of the third party software listed below. Any capitalized terms that are not defined herein have the same definition as in the
Agreement:

Regarding Acorn Software - In the event that the DTV Manager System includes software licensed from Acorn Computers Limited ("Acorn") (which software is defined below as the "Software"), NBTel must comply with the following restrictions and obligations:

1. NBTel's use of the Software is restricted to object code format and in accordance with the terms of this Agreement;
2.   NBTel shall not distribute any Software other than in object code format;
3. NBTel shall not, except as expressly permitted in this Agreement, have any right to sublicense or transfer any of the rights or licences granted in this Agreement;
4. NBTel shall use the Software only in a manner designed to avoid jeopardizing or prejudicing Acorn's Intellectual Property Rights;
5. NBTel shall not reverse engineer, decompile and/or disassemble the Software;
6. NBTel hereby disclaims Acorn's liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the Programs; and,
7. NBTel shall incorporate in every copy of the Software all relevant copyrights, notices, marks and other proprietary legends of Acorn and its licensors as they appear in the Software.

Regarding Distinct Software - In the event that the DTV Manager System includes software licensed from Distinct Corporation ("Distinct") (which software is defined below as the "Software"), NBTel must comply with the following restrictions and obligations:

1. NBTel's use of the Software is restricted to object code format and in accordance with the terms of this Agreement;
2.   NBTel shall not copy the Software, except for backup purposes only;
3. NBTel shall not sublicense, sell or otherwise transfer the Software to any third party;
4. The DTV Manager System remains the proprietary property of ImagicTV or its suppliers and shall not be reverse engineered, dissembled or decompiled; and,
5. NBTel shall comply with all United States export or technology transfer restrictions at all times in connection with the Software.

                                 Schedule "F"
                                 -----------

                        MUTUAL NON-DISCLOSURE AGREEMENT

THIS AGREEMENT made as of the this day of  , 1999

BETWEEN
                              ImagicTV Inc., a corporation incorporated under the laws of Canada and having a place of business in the City of Saint John, in the County of Saint John, Province of New Brunswick, ("ImagicTV").

                              AND

                              NBTel Inc., a Canadian corporation with its principal place of business at One
                              Brunswick Square, Saint John, New
                              Brunswick, Canada, (hereinafter "NBTel")

          WHEREAS both ImagicTV and NBTel1 possesses certain confidential proprietary information and intellectual property;

          AND WHEREAS, ImagicTV and NBTel intend to participate in a program of discussions, correspondence, and/or planning sessions in connection with the pursuit, evaluation and/or feasibility of a business relationship, and/or consummation of a transaction (the "Program") which may result in the mutual exchange of certain confidential information and intellectual property as herein defined;

          AND WHEREAS, ImagicTV and NBTel have agreed to enter into this agreement (the "Agreement") to prevent the unauthorized use and disclosure of ImagicTV's confidential proprietary information and intellectual property;

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

     I.   Confidential Information

          For purposes of this Agreement, "Confidential Information" shall mean the information, data, know-how, trade secrets, strategic and development plans, business plans, co-developer identities, data, business records, customer lists, any and all versions of software and related documentation, and all other information and documentation which is related to ImagicTV's DTV Manager System and NBTel's systems and operations which may be disclosed between each party or to which either party may be provided access by the other party or others in accordance with this Agreement, or which is generated as a result of or in connection with the Program, which is not generally available to the public.

     II.  Exceptions

          "Confidential Information" will not include information which the receiving party can establish (a) was, on the date of this Agreement, generally known to the public; or (b) became generally known to the public after the date of this Agreement other than as a result of the act or omission of the receiving party; or (c) was rightfully known to the receiving party prior to that party's leaming or receiving the same from the other party; or (d) is or was disclosed by the disclosing party to third parties generally without restrictions; or
          (e) the receiving party lawfully received from a third party without the third party's breach of agreement or obligation of trust; or (f) was independently developed by the receiving party; or (g) was disclosed pursuant to the order of a court or other government body, or as required by law.

     III. Intellectual Property

          For the purposes of this Agreement, "Intellectual Property" shall mean any and all intellectual property to which the disclosing party has proprietary rights and may include "Confidential Information" which is related to ImagicTV's DTV Manager System and NBTel's operations and systems, which may be disclosed between each party or to which either party may be provided access by the other party or others in accordance with this Agreement, or which is generated as a result of or in connection with the Program.

     IV.  Nondisclosure Obligations

          Each party considers all of its Confidential Information and Intellectual Property to be propriety. All of the disclosing party's Confidential Information and Intellectual Property shall at all times, and throughout the world, remain the property of the disclosing party exclusively, and all applicable rights in patents, copyrights and trade secrets shall remain in the disclosing party exclusively. The receiving party promises and agrees to receive and hold the Confidential Information and Intellectual Property in confidence.

          Without limiting the generality of the foregoing, the receiving party further promises and agrees: (a) to protect and safeguard the Confidential Information and Intellectual Property against unauthorized use, publication or disclosure; (b) not to use any of the Confidential Information and Intellectual Property except for the Program; (c) not to, directly or indirectly, in any way, reveal, report, publish, disclose, transfer or otherwise use any of the Confidential Information and Intellectual Property except as specifically authorized by disclosing party in accordance with this Agreement. (d) not to use any Confidential Information and Intellectual Property to compete or obtain advantage vis a vis disclosing party in any commercial activity contemplated by the parties in connection with the Program; (e) to restrict access to the Confidential Information and Intellectual Property to those of its officers, directors, and employees who clearly need such access to carry out the Program; (f) to advise each of the persons to whom it provides access to any of the Confidential Information and Intellectual Property, that such persons are strictly prohibited from making any use, publishing or otherwise disclosing to others, or permitting others to use for their benefit or to the detriment of disclosing party, any of the Confidential Information and Intellectual Property, and, upon request of disclosing party, to provide disclosing party with a copy of a written agreement to that effect signed by such persons; and (g) to comply with any reasonable security measures requested in writing by disclosing party.

     V.   No Right to Confidential Information and Intellectual Property

          Each party hereby agrees and acknowledges that no license, either express or implied, is hereby granted with respect to any of the Confidential Information and Intellectual Property. Each party further agrees that all inventions, improvements, copyrightable works and designs relating to machines, methods, compositions, or products of disclosing party directly resulting from or relating to the Confidential Information and Intellectual Property and the right to market, use, license and franchise the Confidential Information and Intellectual Property or the ideas, concepts, methods or practices embodied therein shall be the exclusive property of the disclosing party, and the receiving party has no right or title thereto.

     VI.  No Solicitation of Employees

           Each party agrees that it will not, for a period of three (3) years from the date of this Agreement, initiate contact with the other party's employees in order to solicit, entice or induce any such employee to terminate their employment effective during the term of this Agreement for the purpose of accepting employment with the other party.

     VII.  Enforcement

           Each party acknowledges and agrees that damages may not be an adequate remedy to compensate the other party for any breach of the obligations contained in this Agreement and, accordingly, agrees, that in addition to any other remedies available, the disclosing party shall be entitled to obtain relief by way of temporary or permanent injunction to enforce the obligations contained in this Agreement.

     VIII. Indemnity

           Each party agrees to indemnify and save harmless the other party against any and all losses, damages, claims, or expenses incurred or suffered as a result of the other party's breach of this Agreement.

     IX.   Term and Termination.

           This Agreement shall commence on the date first written above and shall automatically terminate three (3) years thereafter; however, either party may terminate this Agreement at any time prior thereto upon thirty (30) days prior written notice to the other party. Each party's obligations with respect to each item of the Confidential Information and Intellectual Property which it learns or receives from the other prior to the date of termination of the Agreement shall terminate three (3) years after the date of disclosure of such time of Confidential Information and Intellectual Property. Immediately after termination of this Agreement, each party shall return to the other party all of the other party's Confidential Information and Intellectual Property which was disclosed in, or is then represented in, tangible form.

     X.    Severability

           Each clause in this Agreement is severable from the others and should any of the clauses be unenforceable, then the remainder of the Agreement shall continue in full force and effect notwithstanding the unenforceability of any clause. If any part of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, it shall not affect the validity of the balance of this Agreement.

     XI.   Successors and Assigns.

           Neither party shall have the right to assign its rights under this Agreement, whether expressly or by operation of law, without the written consent of the other party. This Agreement and the obligations hereunder shall be binding on any successors and permitted assigns.

     XII.  Governing Law.

           This Agreement shall be governed by and construed in accordance with the laws of the Province of New Brunswick.

     XIII. Entire Agreement

           The terms and conditions herein constitute the entire agreement and understanding of the parties and shall supersede all communications, negotiations, arrangements and agreements, either oral or written, with respect to the subject matter hereof. No amendments to or modifications of this Agreement shall be effective unless reduced to writing and executed by the Parties hereto. The failure of either party to enforce any term hereof shall not be deemed a waiver of any rights contained herein.

           IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first hereinbefore written.

SIGNED, SEALED and DELIVERED  )
     in the presence of       )    ImagicTV Inc.
                              )
                              )    per_______________________
                              )
                              )    NBTel Inc.
                              )
                              )    per_______________________
                              )

                                 Schedule "G"
                                 ------------

A DEFINITION OF YEAR 2000 CONFORMITY
REQUIREMENTS

Preamble to the Summer 1998 amendment

BSI DISC originally published PD2000-1 in January 1997 and it has been widely adopted. A review of the document was conducted by the responsible committee (BDD/1/3) in the spring of 1998 taking into account comments received. The committee considered that amendments to the fundamental conformity requirements were neither necessary nor desirable. The Definition and the four Rules are unchanged but, to add value to the document and aid its interpretation, the Amplification sections have been amended. This document, PD2000-1:1998, replaces the previous version of PD2000-1 but does not change its requirements. An additional document PD2000-4, entitled "PD2000-1 in Action" will provide further information on PD2000-1:1998 together with information on its use.

Paragraph numbers have been enhanced in the Amplification section to aid referencing and substantial revisions to the document are indicated by side lines against the changed text.

Introduction

This document addresses what is commonly known as Year 2000 conformity (also sometimes known as century or millennium compliance). It provides a definition of this expression and requirements that must be satisfied in equipment and products which use dates and times.

It has been prepared by British Standards Institution committee BDD/l/3 in response to demand from UK industry, commerce and the public sector. It is the result of work from the following bodies whose contributions are gratefully acknowledged: BT, Cap Gemini, CCTA, PricewaterhouseCoopers, Halberstam Elias, ICL, National Health Service, National Westminster Bank. Additionally, BSI DISC acknowledges the support of the Electronics and Information Industries Forum
(EIIF), Action 2000, Taskforce 2000 and Digital Equipment as well as the original bodies for their participation in the review of this document.

BSI DISC would also like to thank the following organizations for their support and encouragement in the development of this definition: Barclays Bank, British Airways, Cambridgeshire County Council, Computer Software Services Association, Department of Health, Ernst & Young, Federation of Small Businesses, IBM, ICI, National Power, Paymaster Agency, Prudential Assurance, Reuters, Tesco Stores.

While every care has been taken in developing this document, the contributing organizations accept no liability for any loss or damage caused, arising directly or indirectly, in connection with reliance on its contents except to the extent that such liability may not be excluded at law. Independent legal advice should be sought by any person or organization intending to enter into a contractual commitment relating to Year 2000 conformity requirements.

This entire document or the Definition section (including the four Rules) may be freely copied provided that the text is reproduced in full, the source acknowledged and the reference number of this document is quoted. It is recommended that the Amplification section be included. References to "PD2000-1:1998" shall be interpreted as meaning the entire document.

THE DEFINITION

Year 2000 conformity shall mean that neither performance nor functionality is affected by dates prior to, during and after the year 2000.
In particular:

Rule 1   No value for current date will cause any interruption in operation.
Rule 2 Date-based functionality must behave consistently for dates prior to, during and after year 2000.
Rule 3 In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules.
Rule 4   Year 2000 must be recognized as a leap year.

AMPLIFICATION OF THE DEFINITION AND RULES

1.     General Explanation

1.1 Problems can arise from some means of representing dates in computer equipment and products and from date-logic embedded in purchased goods or services, as the year 2000 approaches and during and after that year. As a result, equipment or products, including embedded control logic, may fail completely, malfunction or cause data to be corrupted.

1.2 To avoid such problems, organizations must check, and modify if necessary, internally produced equipment and products and similarly check externally supplied equipment and products with their suppliers. The purpose of this document is to allow such checks to be made on a basis of common understanding.

1.3 Where checks are made with external suppliers, care should be taken to distinguish between claims of conformity and the ability to demonstrate conformity.

2      Amplification of the definition

2.1 PD2000- 1 (all editions) is solely concerned with the performance and functionality of a single version, release or system. It does not address differences in performance or functionality between different versions, releases or systems.

4.3 Variations in performance immeasurably small in the context of use do not make a version, release or system non-conformant.

3      Amplification of the Rules

3.1    Rule 1
3.1.1  This rule is sometimes known as general integrity.
3.1.2 If this requirement is satisfied, roll-over between all significant time demarcations (e.g. days, months, years, centuries) will be performed correctly.
3.1.3 Current date means today's date as known to the equipment or product, i.e. the actual date of operation.
[NOTE - this refers to normal operation and does not prevent testing.]

3.2    Rule 2
3.2.1  This rule is sometimes known as date integrity.
3.2.2 This rule means that all equipment and products must calculate, manipulate and represent dates correctly for the purposes for which they were intended.
3.2.3 The meaning of functionality includes both processes and the results of those processes.
3.2.4 If desired, a reference point for date values and calculations may be added by organizations; e.g. as defined by the Gregorian calendar.
3.2.5 No equipment or product shall use particular date values for special meanings; e.g. "99" to signify "no end value" or "end of file" or "00" to mean "not applicable" or "beginning of file" unless the values in question lie outside its possible date range.

3.3    Rule 3

3.3.1  This rule is sometimes known as explicit/implicit century.
3.3.2  It covers two general approaches:
       (a) explicit representation of the year in dates: e.g. by using four digits or by including a century indicator. In this case, a reference may be inserted (e.g. 4-digit years as allowed by ISO 8601:1988) and it may be necessary to allow for exceptions where domain-specific standards (e.g. standards relating to Electronic Data Interchange, Automatic Teller Machines or Bankers Automated Clearing Services) should have precedence.
       (b) the use of inferencing rules: e.g. two-digit years with a value greater than 50 imply l9xx, those with a value equal to or less than 50 imply 20xx. Rules for century inferencing as a whole must apply to all contexts in which the date is used, although different inferencing rules may apply to different date sets. Where any date element is represented without a century, the correct century shall be unambiguous for all manipulations involving that element.
3.4    Rule 4

3.4.1  A leap year is defined in ISO 8601:1988 (amended in 1991) as follows:
"year, leap: In the Gregorian calendar, a year which has 366 days. A leap year is a year whose number is divisible by four an integral number of times, except that if it is a centennial year it shall be divisible by four hundred an integral number of times."
3.4.2  Thus, for example, 2000 is a leap year but 1900 is not.

4      General Notes

4.1 For Rules 1 and 2 in particular, it is recommended that the allowable ranges for values of current date and dates to be manipulated be documented, recognizing that all systems have some limitation on the valid date ranges. The ranges may relate to one or more of the feasible life-spans of equipment or products or the span of dates required to be represented by the organization's business processes.
4.2 Tests for specifically critical dates may also be added (e.g. for leap years, end of year, etc.). Organizations may wish to append additional material in support of local requirements.
4.3 Where the term "century" is used, clear distinction should be made between the "value" denoting the century (e.g. 20th) and its representation in dates (e.g. l9xx); similarly, 21st and 20xx.

                            NOVATION AND AMENDMENT
                                      TO
                              LICENSING AGREEMENT
                                      AND
              SET TOP BOX SUPPLY AND SOFTWARE LICENSING AGREEMENT


     This Novation and Amendment to a Licensing Agreement and Set Top Box Supply and Software Licensing Agreement (the "Novation") is entered into between

                                ImagicTV Inc. (hereinafter "ImagicTV"), a
                                Canadian corporation with its principal place of business at One Brunswick Square, Suite 1400, Saint John, New Brunswick, Canada

                                - and -

                                NBTel Inc. (hereinafter "NBTel"), a Canadian corporation with its principal place of business at One Brunswick Square, Saint John, New Brunswick, Canada

                                - and -

                                Aliant Telecom Inc. (hereinafter "Aliant") a
                                Canadian corporation having an office at One
                                Brunswick Square, Saint John, New Brunswick,
                                Canada

     WHEREAS ImagicTV and NBTel have entered into a Licensing Agreement for the use of ImagicTV's DTV Manager System software dated the 19/th/ day of April, 1999 (the "Software License") a copy of which is attached hereto as Schedule "A";

     AND WHEREAS ImagicTV and NBTel have entered into a Set Top Box Supply and Software Licensing Agreement relating to the supply and use of set top boxes which run in conjunction with the ImagicTV DTV Manager System software, such agreement dated the 19/th/ day of April, 1999 (the "PSA") a copy of which is attached hereto as Schedule "B";

     AND WHEREAS NBTel wishes to assign all its rights and obligations under both the Software License and the PSA (hereinafter collectively referred to as the

"Agreements") to its parent company, Aliant, and NBTel wishes to be released from its obligations under the Agreements and is willing to release any and all rights it may have under the Agreements;

     AND WHEREAS ImagicTV has agreed to release NBTel from all its obligations under the Agreements on the condition that Aliant undertakes to assume all obligations under such Agreements and to be bound by their terms and conditions;

     AND WHEREAS ImagicTV is willing to provide an additional functionality to the DTV Manager Software and to expand the geographic territory for both the Software License and the PSA in favour of Aliant upon payment of the fees prescribed herein;

NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.   Novation

1.1 Aliant hereby agrees to assume all obligations under the Agreements and to be bound by their terms and conditions in all respects as if it were an original party to the Agreements in place of NBTel.

1.2 ImagicTV hereby releases NBTel from all claims and demands against NBTel in respect of the Agreements, and accepts Aliant in place of NBTel as the substituted party to the Agreements, and agrees with Aliant to be bound by the terms and conditions of the Agreements in all respects as if Aliant had been originally named in the Agreements as a party to the Agreements in place of NBTel.

2.   Amendments to the Software License

     In consideration for the mutual covenants as set out herein, the parties hereby agree to amend the terms and conditions of the Software License as follows:

2.1 The definition of "DTV Manager System" in paragraph 1.1 will be amended as follows:

     1.1 "DTV Manager System" shall mean collectively the object code version of the software, the functionality of which is described in the Product Description attached as Schedule "A" hereto, as may be amended by the parties from time to time, and includes SoftTV as defined here, as well as the accompanying user guides and manuals for use of the software, and any Updates thereto.

2.2 The Product Description for the DTV Manager System as set out in Schedule "A" to the Software License will be amended accordingly.

2.3  The definition of "SoftTV" will be added to the Definition section as section 1.17 as follows:

     1.17 "SoftTV" shall mean the object code version of the software, the functionality of which is described in the Product Description attached as Schedule "A" hereto, as may be amended by the parties from time to time, as well as the accompanying user guides and manuals for use of the software, and any Updates thereto.

2.4  The definition of "Territory" in paragraph 1.14 will be amended as follows:

     1.14 "Territory" shall mean New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland.

2.5 The commensurate paragraph in paragraph 2.1 will be amended to reflect an exclusive use of DTV Manager System in the expanded Territory.

     2.1 Subject to the terms and conditions of this Agreement and in consideration of the fees specified in Schedule "D" ("Fees and Payments"), ImagicTV hereby grants to Aliant an exclusive, non-assignable perpetual license in the Territory to use the DTV Manager System as follows: ...

2.6 Section 9 entitled "Indemnification and Warranties", paragraph 9.1 will be amended as follows:

     9.1 ImagicTV will defend and indemnify Aliant against a claim that the DTV Manager System infringes a U.S. or Canadian copyright or patent, ...

2.7 Schedule "D" entitled "Fees and Payments" will be amended to reflect the additional consideration being paid by Aliant for the grant of license to the expanded and exclusive territory and for the use of SoftTV. Such amendments to Schedule "D" will appear as paragraph five (5) as follows:

          5.   Territory Expansion and Exclusivity Fee and SoftTV License Fee

          In addition to the License Fees set out in paragraph 1 and 2 herein, and in consideration for expanding the Territory, providing exclusivity, and expanding the grant of license to DTV Manager System to include SoftTV, Aliant shall pay to ImagicTV the non-refundable, non-cancelable fees as described in paragraphs 5.A and 5.B below and the SoftTV subscription fees in accordance with paragraph 5.C ("Subscription Fees"). These Subscription Fees are a one time charge invoiced as part of the Quarterly

          Subscriber Report and will commence the earlier of the date on which Aliant charges its Subscribers for the Aliant service, or on December 31/st/, 1999.

          a)   $500,000    January 31, 2000
               $200,000    January 31, 2001
               $200,000    January 31, 2002

          b) Payment due on January 31, 2000 of $500,000 is based on ImagicTV having delivered Release 2.0.10 of DTVManager and Release 1.0 of SoftTV.

          c) Subscription Fees for SoftTV are estimated to be $60.00 per Subscriber, final pricing paid by Aliant will be no lower than $48 per Subscriber and no higher than $72 per Subscriber. ImagicTV will provide final Subscriber fees to Aliant by May 15, 2000.

2.8 The Mutual Non-Disclosure Agreement attached to the Software License as Schedule "F" ("NDA") shall be amended to reflect that the document was executed by the parties on April 11, 1998 and the parties acknowledge and accept that such is the date of execution of the said NDA.

3.   Amendments to the PSA

3.1  The definition of "Territory" in paragraph 1(g) will be amended as follows:

     1.(g) "Territory" shall mean the provinces of New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland.

4.   Survival of Original Agreements

     All other terms of the Software License and the PSA shall remain in force and effect modified only to the extent to be in accordance with this Novation Agreement.

     This Agreement shall be binding on each party's successors and assigns.

     This Agreement shall be effective as of the 16/th/ December, 1999.

"NBTel"                            )     "ImagicTV"
                                   )
NBTel Inc.                         )     ImagicTV Inc.
                                   )
By:__________________________      )     By:_____________________
                                   )
Name:________________________      )     Name:___________________
                                   )
Title:_______________________      )     Title:__________________



Aliant.

By:__________________________

Name:________________________

Title:_______________________